Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 29, 2023, with respect to the financial statements for PREDEX, as of April 30, 2023, as originally filed in the April 30, 2023 Form N-CSR incorporated herein by reference, under the heading “Financial Highlights” in the prospectus.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

July 26, 2024